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                                                                 EXHIBIT 10.04-1
                             Revolving Credit Notes

     The following four Revolving Credit Notes executed by the Company are identical in all material respects to Exhibit 10.04 except that the amounts and payees are as indicated below:

     1. Revolving Credit Note dated July 31, 1996 in the amount of $2,647,059, payable to BHF-Bank Aktiengesellschaft;

     2. Revolving Credit Note dated July 31, 1996 in the amount of $2,647,059, payable to Creditanstalt Corporate Finance, Inc.;

     3. Revolving Credit Note dated July 31, 1996 in the amount of $3,333,333, payable to First Bank National Association; and

     4. Revolving Credit Note dated July 31, 1996 in the amount of $3,529,412, payable to First Source Financial LLP.


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